UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Vicarious Surgical Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

78 Fourth Avenue

Waltham, Massachusetts 02451

March 23, 2026

To Our Stockholders:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Vicarious Surgical Inc., a Delaware Corporation (the “Company”) to be held at 9:00 a.m., Eastern Time, on Wednesday, April 8, 2026 at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451.

Details regarding the Special Meeting, the business to be conducted at the Special Meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Special Meeting, we will ask stockholders to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s Class A common stock and Class B common stock at a ratio of not less than 1-for-2 and not greater than 1-for-30 with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors. Our board of directors recommends the approval of this proposal.

We hope you will be able to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the Special Meeting, whether or not you can attend.

Thank you for your continued support of Vicarious Surgical Inc.

Sincerely,

/s/ Stephen From
Stephen From
Chief Executive Officer

78 Fourth Avenue

Waltham, Massachusetts 02451

March 23, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m., Eastern Time

DATE: Wednesday, April 8, 2026

ACCESS: This Special Meeting will be held in person at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451.

PURPOSE:

1.	To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding Class A common stock, par value $0.0001 per share (the “Class A common stock”), and Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with our Class A common stock, the “common stock”), at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of the Board of Directors (the “Board”) without further approval or authorization of our stockholders and with our Board able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”).

WHO MAY VOTE:

You may vote if you were the record owner of Vicarious Surgical Inc. Class A common stock or Class B common stock at the close of business March 16, 2026. A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at our principal executive offices located at 78 Fourth Avenue, Waltham, Massachusetts 02451. If you wish to view this list, please contact our Secretary at Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451, (617) 868-1700. Such list will also be available for examination by the stockholders at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting in person or not, we urge you to vote by following the instructions in the proxy card and submit your proxy by the Internet or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Special Meeting. If you participate in and vote your shares at the Special Meeting, your proxy will not be used.

Our Board recommends that you vote “FOR” Proposal No. 1.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Stephen From
Stephen From
Chief Executive Officer

i

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

PROXY STATEMENT FOR THE VICARIOUS SURGICAL INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 8, 2026

This proxy statement, along with the accompanying notice of the special meeting of stockholders, contains information about the Special Meeting, including any adjournments or postponements of the Special Meeting. We are holding the Special Meeting at 9:00 a.m., Eastern Time, on Wednesday, April 8, 2026 at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451.

In this proxy statement, we refer to Vicarious Surgical Inc. and its wholly-owned subsidiaries as “Vicarious Surgical,” the “Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Special Meeting.

On or about March 23, 2026, we intend to begin sending to our stockholders the proxy statement and proxy card for the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 8, 2026

This proxy statement, the Notice of Special Meeting of Stockholders, and our form of proxy card are available for viewing, printing and downloading at www.cstproxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2025, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.vicarioussurgical.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Vicarious Surgical Inc., Attn: Investor Relations, 78 Fourth Avenue, Waltham, Massachusetts 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at this special meeting of stockholders to be held on Wednesday, April 8, 2026, at 9:00 a.m., Eastern Time at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451, and any adjournments or postponements of the meeting, which we refer to as the special meeting. This proxy statement, along with the accompanying notice of special meeting of stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the special meeting.

We have sent you this proxy statement, the notice of the special meeting of stockholders and the proxy card because you owned shares of our Class A common stock or Class B common stock (together, the “common stock”) on the record date. We intend to commence distribution of proxy materials to stockholders on or about March 23, 2026.

Who May Vote?

Only stockholders of record at the close of business on March 16, 2026 will be entitled to vote at the special meeting.

As of the close of business on the record date, there were ___ shares of our common stock outstanding and entitled to vote, including ____ shares of Class A common stock and 653,990 shares of Class B common stock. Our Class A common stock and Class B common stock are our only classes of voting stock.

If on March 16, 2026 your shares of our common stock were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.

If on March 16, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the special meeting and not revoked prior to the special meeting, will be voted at the special meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Class A common stock that you own entitles you to one (1) vote and each share of our Class B common stock that you own entitles you to twenty (20) votes.

How Do I Vote?

Whether you plan to attend the special meeting in person or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for, against or abstain with respect to the proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the special meeting.

If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

●	By Internet. Follow the instructions included in the proxy card to vote over the Internet.

●	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on April 7, 2026.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

How Does Our Board of Directors Recommend that I Vote on the Proposal?

Our board of directors recommends that you vote as follows:

●	“FOR” the approval of an amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding Class A common stock, par value $0.0001 per share (the “Class A common stock”), and Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with our Class A common stock, the “common stock”), at a ratio of not less than 1-for-2 and not greater than 1-for-30, with the exact ratio to be set within that range at the discretion of the Board of Directors (the “Board”) without further approval or authorization of our stockholders and with our Board able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”).

No matters will be acted on at the special meeting other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the special meeting. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet as instructed above;

●	by notifying Vicarious Surgical Inc.’s Secretary in writing before the special meeting that you have revoked your proxy; or

●	by attending the special meeting in person and voting at the meeting. Attending the special meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the special meeting that it be revoked.

Your most current vote, whether by Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares on Proposal No. 1 without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. Because Proposal No. 1 is deemed to be “routine” and there are no other matters being considered at this Special Meeting, there will be no broker non-votes.

What Vote is Required to Approve the Proposal and How are Votes Counted?

Proposal 1: Reverse Split Proposal	The affirmative vote of at least a majority of the votes cast affirmatively or negatively for this proposal is required to approve the Reverse Split Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker unvoted shares will have no effect on the results of this vote.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the special meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. In addition, we have engaged Continental Stock Transfer & Trust Company to assist in the distribution and collection of proxy materials, for an estimated fee of $5,000. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

The presence, in person or by proxy, of the holders of a majority in voting power of our common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Votes of stockholders of record who are present at the special meeting in person or by proxy and abstentions are counted for purposes of determining whether a quorum exists.

Attending the Special Meeting

The special meeting will be held at the offices of the Company located at 78 Fourth Avenue, Waltham, Massachusetts 02451. You need not attend the special meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Vicarious Surgical Inc. stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write or call our Secretary at: Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451 or (617) 868-1700. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

PROPOSAL NO. 1

THE REVERSE SPLIT PROPOSAL

On March 13, 2026, the Board approved, subject to stockholder approval, a certificate of amendment (the “Certificate of Amendment”) to our Certificate of Incorporation to effect a reverse stock split of our outstanding Class A common stock and Class B common stock by combining outstanding shares of each class of common stock into a lesser number of outstanding shares of such class of common stock at a ratio of not less than 1-for-2 and not more than 1-for-30, with the exact ratio to be set within this range by the Board at its sole discretion (the “Reverse Stock Split”). In its sole discretion, the Board may alternatively elect to abandon such proposed Certificate of Amendment and not effect the Reverse Stock Split approved by stockholders. Upon the effectiveness of the Certificate of Amendment to our Certificate of Incorporation effecting the Reverse Stock Split, each share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by the Board.

If our stockholders approve the Reverse Stock Split, the Board would have the sole discretion to effect the Reverse Stock Split and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-2 and not more than 1-for-30. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective upon the time specified in the Certificate of Amendment to our Certificate of Incorporation as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment and the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the Certificate of Amendment and the Reverse Stock Split if, at any time prior to the filing of the Certificate of Amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. The form of the Certificate of Amendment is attached as Appendix A to this Proxy Statement.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our Class A common stock to:

●	permit the potential listing of our Class A common stock on the Nasdaq Capital Market on the basis of the minimum price per share requirements (as described below);

●	broaden the pool of investors that may be interested in investing in our Company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

●	make our Class A common stock a more attractive investment to institutional investors.

In evaluating whether to effect the Reverse Stock Split, the Board has and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts, and other stock market participants and the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Stock Split, the Board determined that the potential benefits significantly outweighed these potential negative factors.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-2 to 1-for-30 range, would be determined by the Board and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, the Board will consider, among other things, factors such as:

●	the minimum price per share requirements for listing on the Nasdaq Capital Market;

●	the historical trading prices and trading volume of our Class A common stock;

●	the then-prevailing and expected trading prices and trading volume of our Class A common stock and the anticipated impact of the Reverse Stock Split on the trading market for our Class A common stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

●	business developments affecting us; and

●	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

The Board is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our Class A common stock to meet the price criteria for initial listing on the Nasdaq Capital Market.

On March 3, 2026, the New York Stock Exchange (the “NYSE”) notified us that the NYSE had determined to (A) immediately suspend trading in our Class A common stock due to a determination that we had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000 pursuant to Section 802.01B of the NYSE Listed Company Manual, and (B) commence proceedings to delist the Class A common stock. After careful and thorough consideration of all alternatives, we determined not to appeal the delisting determination. We received approval of our application to have the Class A common stock quoted on the OTCID market tier (“OTCID”) operated by the OTC Markets Group, Inc. (“OTC Markets”), which commenced on March 4, 2026 under the symbol “RBOT”.

The initial listing standards of the Nasdaq Capital Market require a market value of unrestricted publicly held shares of at least $15 million, in addition to a bid price of at least $4.00 and stockholders’ equity of at least $5.0 million. This Reverse Split Proposal is intended to permit our Class A common stock to trade above the $4.00 bid price requirement to facilitate a listing of our Class A common stock on the Nasdaq Capital Market. The Board expects that we will need to take additional actions to comply with the minimum stockholders’ equity requirement and the requirement to have a market value of unrestricted publicly held shares requirement. While we have applied to list our Class A common stock on the Nasdaq as of the date of this proxy statement, we have not yet been approved to list our Class A common stock by Nasdaq and do not currently meet all of the requirements for initial listing, and may not meet all of the requirements for uplisting in the future. We hope to list our Class A common stock on Nasdaq in the future and expect that the Reverse Stock Split will be necessary for us to meet the minimum bid price and/or minimum closing stock price requirements of Nasdaq. We may not be able to meet the initial listing standards of Nasdaq, even after a Reverse Stock Split, may meet such listing standards without having to affect a Reverse Stock Split, and/or may have our application to Nasdaq rejected. Our Class A common stock may never trade on Nasdaq in the future, even if the Reverse Stock Split is approved at the Special Meeting.

In addition, the Board believes that the Reverse Stock Split would make our Class A common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and the stockholders’ best interests.

The reduction in the number of issued and outstanding shares of our Class A common stock as a result of the Reverse Stock Split is, absent other factors, expected to proportionately increase the market price of our Class A common stock. This may increase the acceptability of our Class A common stock to long-term investors who may not find our shares attractive due to the trading volatility often associated with stocks below certain prices (in many instances, below $5.00 per share), or make our Class A common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or restrict or limit the ability to purchase such stocks on margin.

The Reverse Stock Split may not result in a permanent increase in the market price of our Class A common stock, which will continue to be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

In the event we do not receive approval from Nasdaq to list our Class A common stock on the Nasdaq Capital Market, we will continue to list our shares on the OTCID market tier or another market operated by OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely continue to find it more difficult to trade or obtain accurate price quotations for our shares. Failure to regain listing for our Class A common stock on a national securities exchange would likely also reduce the visibility, liquidity, and value of our Class A common stock, reduce institutional investor interest in our company, and increase the volatility of our Class A common stock. Failure to list our Class A common stock could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Stock Split would help us to facilitate the listing of our Class A common stock to the Nasdaq Capital Market by potentially enabling us to meet the minimum bid price requirement, which in turn would mitigate the risks related to continued quotation on an over-the-counter market.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Class A common stock and have the desired effects.

If the Reverse Stock Split is implemented, our Board expects that such transaction will increase the market price of our Class A common stock so that we are able to achieve the goals described under “Reasons for the Reverse Stock Split” in this proposal. However, the effect of the Reverse Stock Split upon the market price of our Class A common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Class A common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Class A common stock outstanding resulting from the Reverse Stock Split, or (ii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Stock Split is implemented, the market price of our Class A common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Class A common stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Class A common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our Class A common stock.

The liquidity of our Class A common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Class A common stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

As we are not reducing the number of our authorized shares, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue additional shares.

While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock available for issuance under our Certificate of Incorporation. The Board believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings as under our equity incentive plans and for other general corporate purposes. By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. In addition, the Reverse Stock Split will not change the number of authorized shares of our preferred shares, as designated by our Certificate of Incorporation. Our Certificate of Incorporation authorizes us to issue one or more series of preferred stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, subject to certain approval rights of our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock. The Reverse Stock Split is not being recommended by the Board as part of an anti-takeover strategy, but rather its principal purpose is for the Company to facilitate the listing of our Class A common stock on the Nasdaq Capital Market and to make such shares more attractive to a broader group of investors.

Interests of Certain Persons in Matters to be Acted Upon

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise, vesting or conversion of all outstanding derivative securities issued by us, in accordance with the split ratio, including stock options, restricted stock units, warrants and other rights to acquire our common stock.

In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split, and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our Class A common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. Our Class B common stock does not have a CUSIP number and we do not intend to obtain one in connection with the Reverse Stock Split.

Our Class A common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Class A common stock under the Exchange Act. We expect that our Class A common stock would continue to be quoted on the OTCID market tier or any other market tier operated by OTC Markets to which our Class A common stock is accepted under the symbol “RBOT” until any potential listing of our Class A common stock on the Nasdaq Capital Market is completed.

Effect on Outstanding Derivative Securities

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise, vesting or conversion of the following outstanding derivative securities issued by us, in accordance with the split ratio (all figures are as of February 28, 2026 and are on a pre-Reverse Stock Split basis), including:

●	623,018 shares of Class A common stock issuable upon the exercise of stock options, at a weighted average exercise price of $39.02 per share under our 2021 Equity Incentive Plan (the “2021 Plan”) and 297,600 shares of Class A common stock issuable upon the exercise of stock options at a weighted average exercise price of $8.92 per share under a 2025 CEO inducement grant;

●	18,807 shares of Class A common stock issuable upon the vesting of restricted stock units; and

●	921,619 shares of Class A common stock issuable upon the exercise of warrants outstanding at an exercise price of $345 per share and 2,300,000 shares of Class A common stock issuable upon the exercise of warrants outstanding at an exercise price of $5.10 per share.

The adjustments to the above securities, as required by the Reverse Stock Split and in accordance with the split ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Class A common stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Procedures

The Reverse Stock Split would become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate of Amendment, if it is filed, would be determined by our Board based on its evaluation as to when such action would be in our and our stockholders’ best interests. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Certificate of Amendment, our Board determines, acting in its sole discretion, that to proceed with it is not in our best interest and the best interest of our stockholders. Following are descriptions of how the Reverse Stock Split would be implemented for beneficial holders and registered book-entry holders.

●	Beneficial Holders. Upon implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a broker, bank or other agent in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks and other agents would be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these brokers, banks and other agents may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a broker, bank or other agent and who have any questions in this regard are strongly encouraged to contact their brokers, banks or other agents for more information.

●	Registered “Book Entry” Holders. Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with Continental Stock Transfer & Trust Company, our stock transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If the Reverse Stock Split is implemented, stockholders who hold shares electronically in book-entry form with Continental Stock Transfer & Trust Company would not need to take action to receive whole shares of post-reverse split common stock as the exchange will be automatic.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 323,000,000 shares of capital stock, comprised of 300,000,000 shares of Class A common stock, 22,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock.

Payment of Cash in Lieu of Issuing Fractional Shares

The Reverse Stock Split will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in such stockholder owning a fractional share, for which they would receive cash in lieu of any such fractional shares. Stockholders of record at the effective time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-split shares, to a cash payment in lieu thereof. The cash payment will be based on the closing price of the Class A common stock, as reported on the OTC Markets, on the last trading day prior to the effective date of the Reverse Stock Split..

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or Continental Stock Transfer & Trust Company, our stock transfer agent, concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Accounting Treatment

The Reverse Stock Split would not affect the per-share par value of our common stock, which would remain at $0.0001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease, and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, the reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding, and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Certificate of Incorporation

Our Board reserves the right to abandon the amendment to our Certificate of Incorporation described in this proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the special meeting. By voting in favor of the amendment to our Certificate of Incorporation, as amended, stockholders are also expressly authorizing the Board to determine not to proceed with and abandon the Reverse Stock Split if it should so decide.

Material Federal Income Tax Consequences to U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their comment stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local, and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after, or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain, or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short-term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long-term if held for more than one year.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of such shareholder’s circumstances and income tax situation and our view regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Required Vote

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve the Reverse Split Proposal.

Recommendation

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE REVERSE SPLIT PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of February 28, 2026 by:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of Class A Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of our common stock is based on 6,468,185 shares of our Class A Common Stock and 653,990 shares of our Class B common stock issued and outstanding as of February 28, 2026.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following individuals or entities is c/o Vicarious Surgical, Inc. 78 Fourth Avenue, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	%	Number of shares of Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Stephen From	-	*	-	-	*
Adam Sachs(1)	64,819	*	374,635	57.3%	38.7%
Sammy Khalifa(2)	49,234	*	150,508	23.0%	15.7%
Sarah Romano(3)	13,750	*	-	-	*
Victoria Carr-Brendel(4)	8,492	*	-	-	*
David Ho(5)	12,455	*	-	-	*
Fuad Ahmad	-	-	-	-	-
Joseph Doherty	-	-	-	-	-
All Current Directors and Executive Officers as a Group (8 Individuals)	148,750	2.3%	525,143	80.3%	54.5%

Other Five Percent Holders:
Khosla Ventures, LLC(6)	965,204	14.9%	-	-	4.9%
Innovation Endeavors III LP(7)	459,004	7.1%	-	-	2.3%
Gates Frontier, LLC(8)	603,201	9.3%	-	-	3.1%
Barry Greene, MD(9)	6,973	*	128,847	19.7%	13.2%

*	Indicates beneficial ownership of less than 1%.

**	Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and our Class B Common Stock as a single class. Each share of our Class B Common Stock is entitled to 20 votes per share and each share of our Class A Common Stock is entitled to 1 vote per share.

(1)	Consists of (i) 36,478 shares directly owned by Mr. Sachs, (ii) options to purchase 26,993 shares of our Class A Common Stock exercisable within 60 days of February 28, 2026 held by Mr. Sachs, (iii) 1,348 shares of our Class A Common Stock issuable upon vesting of RSUs within 60 days of February 28, 2026 held by Mr. Sachs, and (iv) 374,635 shares of our Class B Common Stock held by Mr. Sachs.

(2)	Consists of (i) 26,797 shares owned directly by Mr. Khalifa, (ii) options to purchase 21,742 shares of our Class A Common Stock exercisable within 60 days of February 28, 2026 held by Mr. Khalifa, (iii) 695 shares of our Class A Common Stock issuable upon vesting of RSUs within 60 days of February 28, 2026 held by Mr. Khalifa, and (iv) 150,508 shares of our Class B Common Stock held by Mr. Khalifa.

(3)	Consists of 13,750 shares of our Class A Common Stock exercisable within 60 days of February 28, 2026 held by Ms. Romano.

(4)	Consists of 8,492 shares owned directly by Dr. Carr-Brendel.

(5)	Consists of 12,455 shares owned directly by Dr. Ho.

(6)	Based on Schedule 13D/A filed by Khosla Ventures on August 9, 2023. On June 12, 2024, we effected a 1-for-30 reverse stock split on the Class A Common Stock. The number of shares reported as held has been adjusted accordingly. Consists of (i) 263,226 shares of our Class A Common Stock held by Khosla Ventures Seed C, LP (“Khosla Ventures Seed C”), (ii) 435,311 shares of our Class A Common Stock held by Khosla Ventures V, LP (“Khosla Ventures V”) and (iii) 266,667 shares of our Class A Common Stock held by Khosla Ventures Opportunity II, L.P (“KVO II”). Khosla Ventures Seed Associates C, LLC (“KVA Seed C”) is the general partner of Khosla Ventures Seed C. Khosla Ventures Associates V, LLC (“KVA V”) is the general partner of Khosla Ventures V. Khosla Ventures Opportunity Associates II, LLC (“KVOA II”) is the general partner of KVO II. Vinod Khosla is the managing member of VK Services, LLC (“VK Services”), which is the sole manager of KVA Seed C, KVA V and KVOA II. Each of KVA Seed C, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures Seed C, and each of KVA Seed C, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures Seed C. Each of KVA V, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by Khosla Ventures V, and each of KVA V, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by Khosla Ventures V. Each of KVOA II, VK Services and Vinod Khosla may be deemed to possess voting and investment control over such securities held by KVO II, and each of KVOA II, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KVO II. Each of KVA Seed C, KVA V, KVOA II, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its respective pecuniary interests therein. The business address of each of the reporting persons is 2121 Sand Hill Road, Menlo Park, CA 94025.

(7)	Based on Schedule 13D filed by Innovation Endeavors III LP (“Innovation Endeavors”) on September 28, 2021. On June 12, 2024, we effected a 1-for-30 reverse stock split on the Class A Common Stock. The number of shares reported as held has been adjusted accordingly. Consists of 459,004 shares of our Class A Common Stock held by Innovation Endeavors. The business address of Innovation Endeavors is 1845 El Camino Real, Palo Alto, CA 94306.

(8)	Based on Schedule 13G/A filed by Gates Frontier, LLC on February 13, 2024. On June 12, 2024, we effected a 1-for-30 reverse stock split on the Class A Common Stock. The number of shares reported as held has been adjusted accordingly. Consists of 603,201 shares of our Class A Common Stock held by Gates Frontier, LLC. William H. Gates III is the sole member of Gates Frontier, LLC, and as such may be deemed to have sole voting and dispositive power over the shares held by Gates Frontier, LLC. The business address of Gates Frontier, LLC is 2365 Carillon Point, Kirkland, WA 98033.

(9)	Consists of (i) 1,152 shares owned directly, (ii) options to purchase 6,467 shares of our Class A Common Stock exercisable within 60 days of February 28, 2026, held by Dr. Greene, and (iii) 128,847 shares of our Class B Common Stock held by Dr. Greene.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2026 annual meeting of stockholders, we must have received stockholder proposals (other than for director nominations) no later than January 3, 2026. To be considered for presentation at the 2026 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must have been received no earlier than February 16, 2026 and no later than March 18, 2026. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner will not be voted on at the 2026 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Vicarious Surgical Inc., 78 Fourth Avenue, Waltham, Massachusetts 02451.

Waltham, Massachusetts

March 23, 2026

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VICARIOUS SURGICAL INC.

Vicarious Surgical Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on September 23, 2021, as amended on June 6, 2023 and on June 12, 2024 (the “Certificate of Incorporation”).

2.	That the Corporation’s Board of Directors duly adopted resolutions setting forth the following amendment (the “Amendment”) of the Corporation’s Certificate of Incorporation, declaring said Amendment to be advisable and calling a meeting of the Corporation’s stockholders for consideration thereof.

3.	That thereafter, pursuant to a resolution of its Board of Directors, the annual meeting of the Corporation’s stockholders was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of this Amendment.

4.	That the Corporation’s Certificate of Incorporation be amended by changing ARTICLE 4. by inserting the following immediately after the first paragraph under “CAPITAL STOCK” thereof, as follows:

“At 4:15 p.m. New York City Time on _______, 2026 (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Corporation’s Certificate of Incorporation, (a) each (i) _______ (__) shares of Class A Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into 1 share of Class A Common Stock and (ii) ________ (__) shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into 1 share of Class B Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Holders of Common Stock who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive cash payment in lieu of any fractional share created as a result of such Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificate”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests, as described above. Each holder of an Old Certificate shall receive, upon surrender of such Old Certificate, a new certificate representing the number of whole shares of Common Stock to which such stockholder is entitled pursuant to the Reverse Stock Split.”

5.	This Amendment has been approved and duly adopted in accordance with the provisions of Section 242 of the DGCL.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation as of this ____ day of ___________, 2026.

VICARIOUS SURGICAL INC.

By:
	Name:	Stephen From
	Title:	Chief Executive Officer

204678 Vicarious Surgical, Inc. Proxy Card Rev1 - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2026

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

VICARIOUS SURGICAL, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 7, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Please mark your votes like this **X**

	FOR	AGAINST	ABSTAIN
1. To approve and adopt an amendment to the Vicarious Surgical, Inc. Certificate of Incorporation, to effect a reverse stock split of all of the outstanding shares of Common Stock, at a ratio in the range of 1-for-2 to 1-for-30, with such ratio to be determined by the Board (the "**Reverse Stock Split Proposal**"):	☐	☐	☐

CONTROL NUMBER

Signature_______________________________ Signature, if held jointly_______________________________ Date__________2026.

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

204678 Vicarious Surgical, Inc. Proxy Card Rev1 - Back

2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VICARIOUS SURGICAL, INC.

The undersigned hereby appoints Stephen From and Sarah Romano and each of them (the “Proxies”), as proxies of the undersigned, with full power of substitution, to vote all the shares of Class A Common Stock and Class B Common Stock of Vicarious Surgical, Inc. (The “Company”) held of record by the undersigned at the close of business on March 16, 2026 at the Special Meeting of Stockholders to be held on April 8, 2026 at the offices of the company at 78 Fourth Avenue, Waltham, Massachusetts 02451, or any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER(S). IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, THE SHARES WILL BE VOTED FOR THE PROPOSAL DESCRIBED ON THIS CARD.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ACCOMPANYING POSTAGE PRE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VICARIOUS SURGICAL, INC.

(Continued and to be marked, dated and signed on the other side)